Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.
AMENDMENT TO THE
ADVISOR MANAGED PORTFOLIOS
CUSTODY AGREEMENT
THIS AMENDMENT effective as of the last date on the signature block, to the
Custody Agreement dated as of September 14, 2023, as amended (the "Agreement"), is entered into by and between ADVISOR MANAGED PORTFOLIOS, a Delaware statutory trust (the "Trust"), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America with its principal place of business at Minneapolis, Minnesota (the "Custodian").
RECITALS
WHEREAS, the parties have entered into the Agreement; and
WHEREAS, the parties desire to amend the Agreement to add the following fund and its applicable fee schedule to the Agreement; and
Regan Fixed Rate MBS ETF
WHEREAS, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees.
NOW, THEREFORE, the parties agree as follows:
1. As of the Effective Date, the Exhibit for Regan Capital LLC in the Agreement is
hereby superseded and replaced with the Exhibit for Regan Capital LLC attached hereto.
Except to the extent amended hereby, the Agreement shall remain in full force and effect.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.
ADVISOR MANAGED PORTFOLIOSU.S. BANK NATIONAL ASSOCIATION

By:	/s/ Russell Simon	By:	/s/ Greg Farley
Name:	Russell Simon	Name:	Greg Farley
Title:	President	Title:	Sr. Vice President
Date:	02/20/25	Date:	02/20/25

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.
Exhibit for Regan Capital LLC
to the
Advisor Managed Portfolios Custody Agreement
Name of Mutual Fund Series (Fees applicable to Mutual Funds)
Regan Total Return Income Fund
Base Fee for Custody Services
Based upon an annual rate of average daily market value of all long securities and cash held in the portfolio*:
____ basis point on the first $____
____ basis point on the next $____
____ basis point on the balance
Minimum annual fee per fund - $____
Plus portfolio transaction fees
Portfolio Transaction Fees
$____ - Book entry DTC transaction, Federal Reserve transaction, principal paydown
$____ - Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction
$____ - Option/SWAPS/future contract written, exercised or expired
$____ - Mutual fund trade, Margin Variation Wire and outbound Fed wire
$____ - Physical security transaction
$____ - Check disbursement (waived if U.S. Bancorp is Administrator)
A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity.
Additional Services
Additional fees apply for global servicing. Fund of Fund expenses quoted separately.
$____ per custody sub account per year (e.g., per sub-adviser, segregated account, etc.)
Class Action Services $____ filing fee per class action per account, plus ____% of gross proceeds, up to a maximum per recovery not to exceed $____.
No charge for the initial conversion free receipt.
Overdrafts - charged to the account at prime interest rate plus ____% unless a line of credit is in place.

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.
* Subject to annual CPI increase - All Urban Consumers - U.S. City Average. Fees are calculated pro rata and billed monthly.
Third-Party Agent Domestic Securities Lending Support*+
$____ implementation fee per Trust per Third-Party Agent Lender
Annual Base Fee $____ per Trust per Third-Party Agent Lender
Plus Transaction fees
Third-Party Agent Portfolio Transaction Fees+
$____ - transaction fee will be assessed for each loan, return, and reallocation transactions
(loan/return)
+ Each Third-Party Agent Lender will be invoiced directly

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.
Additional Global Sub-Custodial Services Annual Fee Schedule

Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee
Australia	____	____	Hungary	____	____	Poland	____	____
Argentina	____	____	Iceland	____	____	Portugal	____	____
Austria	____	____	India	____	____	Qatar	____	____
Bahrain	____	____	Indonesia	____	____	Romania	____	____
Bangladesh	____	____	Ireland	____	____	Russia	____	____
Belgium	____	____	Israel	____	____	Serbia	____	____
Bermuda	____	____	Italy	____	____	Singapore	____	____
Botswana	____	____	Japan	____	____	Slovakia	____	____
Brazil	____	____	Jordan	____	____	Slovenia	____	____
Bulgaria	____	____	Kenya	____	____	South Africa	____	____
Canada	____	____	Kuwait	____	____	South Korea	____	____
Chile	____	____	Latvia	____	____	Spain	____	____
China Connect	____	____	Lithuania	____	____	Sri Lanka	____	____
China (B Shares)	____	____	Luxembourg	____	____	Eswatini	____	____
Colombia	____	____	Malaysia	____	____	Sweden	____	____
Costa Rica	____	____	Malta	____	____	Switzerland	____	____
Croatia	____	____	Mauritius	____	____	Taiwan	____	____
Cyprus	____	____	Mexico	____	____	Thailand	____	____
Czech Republic	____	____	Morocco	____	____	Tunisia	____	____
Denmark	____	____	Namibia	____	____	Turkey	____	____
Egypt	____	____	Netherlands	____	____	UAE	____	____
Estonia	____	____	New Zealand	____	____	Uganda	____	____
Euroclear (Eurobonds)	____	____	Nigeria	____	____	Ukraine	____	____
Euroclear (Non-Eurobonds)	____	____	Norway	____	____	United Kingdom	____	____
Finland	____	____	Oman	____	____	Uruguay	____	____
France	____	____	Pakistan	____	____	Vietnam	____	____
Germany	____	____	Panama	____	____	West African Economic Monetary Union (WAEMU)*	____	____
Ghana	____	____	Peru	____	____	Zambia	____	____

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.

Greece	____	____	Philippines	____	____	Zimbabwe	____	____
Hong Kong	____	____	Saudi Arabia	____	____
* Includes Ivory Coast, Mali, Niger, Burkina Faso, Senegal, Guinnea Bissau, Togo and Benin.

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.
Global Custody Base Fee
A monthly base fee per fund will apply based on the number of foreign securities held. If no global assets are held within a given month, the monthly base charge will not apply for that month.
1-25 foreign securities - $____; 26 - 50 foreign securities - $____; Over 50 foreign securities - $____
Euroclear - Eurobonds only. Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge. In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge.
For all other markets specified in above grid, surcharges may apply if a security is held outside of the local market.
Miscellaneous Expenses
Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, tax reclaim fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.
A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.
SWIFT reporting and message fees.

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.
Name of ETF Series (Fees applicable to ETFs)
Regan Fixed Rate MBS ETF
Base Fee for Custody Services
The following reflects the greater of the basis point fee or annual minimum1 where Regan Capital LLC (the
"Adviser") acts as investment adviser to the fund(s) in the same registered investment company.
Annual Minimum per Fund1Basis Points on Trust AUM1
$____First $500m___ bp
Next $1b___ bp
Balance___ bp
See Appendix C for Services and Associated Fees in addition to Base Fee
See Appendix D for Global Sub-Custodial Services & Safekeeping Services in addition to the Base Fee
Once a Fund is operational, should this service agreement with U.S. Bank be terminated prior to the end of the initial two-year period, Adviser will be responsible for the balance of the minimum fees for the remainder of the initial two-year period. Following the initial two-year period, this fee schedule will automatically renew (unless otherwise amended or terminated) for successive two-year periods, and should this service agreement with U.S. Bank be terminated prior to the end of such a two-year period,
Adviser will be responsible for the balance of the minimum fees for the remainder of such two-year period.
Additional services not included herein shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new derivatives risk management and reporting requirements).
1 Subject to annual CPI increase: All Urban Consumers - U.S. City Average" index, provided that the
CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).
APPENDIX C
Custody Services in addition to the Base Fee
Portfolio Transaction Fees1
$____ - Book entry DTC transaction, Federal Reserve transaction, principal paydown
$____ - Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non- depository transaction
$____ - Option/SWAPS/future contract written, exercised or expired
$____ - Mutual fund trade, Margin Variation Wire and outbound Fed wire
$____ - Physical security transaction
$____ - Check disbursement (waived if U.S. Bank is Administrator)
$____ Manual instructions fee. (Additional Per Securities and Cash
Transactions)
  $____ Cancellation/Repair fee. (Additional Per Securities and Cash Transactions)
  $____ Per Non-USD wire.
$____ Per 3rd party FX settled at U.S. Bank

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.
$____ Monthly charge on zero valued securities (Per
ISIN)
  $____ Per Proxy Vote cast.
  $____ Dormant account fee (one year no activity)
A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity.
Additional Services
Additional fees apply for global servicing. Fund of Fund expenses quoted separately.
$____ per custody sub - account per year (e.g., per sub adviser, segregated account, etc.)
Class Action Services - ____% of gross proceeds, $____ minimum recovery.
No charge for the initial conversion free receipt if fund is converting from another service provider.
$____ per SMA converting into the fund
Overdrafts - charged to the account at prime interest rate plus ____%, unless a line of credit is in place
Third Party lending - Additional fees will apply
1 "Sponsor trades" are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process. Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transaction are not considered to be "Sponsor trades."

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.
•Non Eurobonds rate sheet - below rate is applied on ISINs held at Euroclear plus (in addition to standard ____ basis point charge.) Non Eurobond rate is calculated on any ISIN code listed below held at Euroclear at month end.

Market	Non Eurobond ISIN code	Non Eurobond Rate ISINs held at EOC*
ARGENTINA	AR	____
AUSTRALIA	AU	____
BELGIUM	BE	____
CANADA	CA	____
CHILE	CL	____
CZECH REPUBLIC	CZ	____
DENMARK	DK	____
FINLAND	FI	____
FRANCE	FR	____
GERMANY	DE	____
GREECE	GG	____
HOLLAND	NL	____
HONG KONG	HK	____
HUNGARY	HU	____
ISRAEL	IL	____
ITALY	IT	____
JAPAN	JP	____
LUXEMBOURG	LU	____
MEXICO	MX	____
NEWZEALAND	NZ	____
NORWAY	NO	____
PERU	PE	____
POLAND	PL	____
PORTUGAL	PT	____
ROMANIA	RO	____
RUSSIA	RU	____
SINGAPORE	SG	____
SLOVAK REPUBLIC	SK	____
SLOVENIA	SI	____
SPAIN	ES	____
SOUTH-AFRICA	ZA	____
SWEDEN	SE	____
SWITZERLAND	CH	____
THAILAND	TH	____
UNITED KINGDOM	GB	____

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.
APPENDIX D
Additional Global Sub-Custodial Services Annual Fee Schedule
Base Fee
A monthly base fee of $____ per fund will apply. If no global assets are held within a given month, the monthly base charge will not apply for that month. In addition, the follow may apply. Safekeeping and transaction fees are assessed on security and currency transactions.
Plus:
Global Custody Transaction Fees1
Global Custody transaction fees associate with Sponsor Trades2. (See schedule below)
A transaction is defined as any purchase/sale, free receipt / free delivery, maturity, tender or exchange of a security.
Global Safekeeping and Transaction Fees
(See schedule below)
Global Custody Tax Reclamation Services:
Global Filing: $____ per annum
U.S. Domestic Filing: $____ per annum (Only ADRs)
3rd Party Tax Service Provider: $____ per annum (does not include out of pocket expenses incurred in the fulfillment of requests from the 3rd party)
Any client who does not elect for U.S. Bank Global Custody/3rd Party Tax Services, but elects to pursue relief themselves, would be charged for out of pocket expenses incurred in the fulfillment of the requests.
Miscellaneous Expenses
Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.
A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.
SWIFT reporting and message fees.
1 "Sponsor trades" are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process. Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be "Sponsor trades."

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.
Additional Global Sub-Custodial Services Annual Fee Schedule

Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee
Argentina	_	_	Hong Kong	_	_	Poland	_	_
Australia	_	_	Hungary	_	_	Portugal	_	_
Austria	_	_	Iceland	_	_	Qatar	_	_
Bahrain	_	_	India	_	_	Romania	_	_
Bangladesh	_	_	Indonesia	_	_	Russia	_	_
Belgium	_	_	Ireland	_	_	Saudi Arabia	_	_
Bermuda	_	_	Israel	_	_	Serbia	_	_
Botswana	_	_	Italy	_	_	Singapore	_	_
Brazil	_	_	Japan	_	_	Slovakia	_	_
Bulgaria	_	_	Jordan	_	_	Slovenia	_	_
Canada	_	_	Kenya	_	_	South Africa	_	_
Chile	_	_	Kuwait	_	_	South Korea	_	_
China Connect	_	_	Latvia	_	_	Spain	_	_
China (B Shares)	_	_	Lithuania	_	_	Sri Lanka	_	_
Colombia	_	_	Luxembourg	_	_	Sweden	_	_
Costa Rica	_	_	Malaysia	_	_	Switzerland	_	_
Croatia	_	_	Malta	_	_	Taiwan	_	_
Cyprus	_	_	Mauritius	_	_	Tanzania	_	_
Czech Republic	_	_	Mexico	_	_	Thailand	_	_
Denmark	_	_	Morocco	_	_	Tunisia	_	_
Egypt	_	_	Namibia	_	_	Turkey	_	_
Estonia	_	_	Netherlands	_	_	UAE	_	_
Euroclear (Eurobonds)	_	_	New Zealand	_	_	Uganda	_	_
Euroclear (Non- Eurobonds)	_	_	Nigeria	_	_	Ukraine	_	_
Finland	_	_	Norway	_	_	United Kingdom	_	_
France	_	_	Oman	_	_	Uruguay	_	_
Germany	_	_	Pakistan	_	_	Vietnam	_	_
Ghana	_	_	Panama	_	_	West African Economic Monetary Union (WAEMU)*	_	_
Greece	_	_	Peru	_	_	Zambia	_	_
			Philippines	_	_	Zimbabwe	_	_
*Transaction Fee includes: Receive Versus Payment (RVP), Delivery Versus Payment (DVP), FREE REC, and FREE DEL activity related to securities settlement within U.S. Bank sub-custodian network.
SIGNATURE ON NEXT PAGE

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.
Adviser's signature is made solely in acknowledgement of the above fee schedules.
Regan Capital LLC
By: /s/ Skyler Weinand
Name: Skyler Weinand
Title: Managing Member
Date: 2/12/2025